EXHIBIT 10.6


             ADDENDUM TO EMPLOYMENT AGREEMENT FOR KIRK J. GIRRBACH,
                     DOUGLAS A. STEPELTON AND ANTHONY J. ARD


         THIS ADDENDUM is made July 7, 1998, at the City of Fort Lauderdale, County of Broward, State of Florida, between CAPITAL NETWORK OF AMERICA, CORP., a Nevada Corporation, and wholly owned subsidiary of QuikBIZ Internet Group, Inc., a public Nevada Corporation, hereinafter "Employer", and KIRK J. GIRRBACH, DOUGLAS A. STEPELTON, and ANTHONY J. ARD hereinafter collectively "Employee". Employer and Employee agree to amend the employment agreement with Kirk J. Girrbach dated 04/13/98 as amended 07/06/98, DOUGLAS A. STEPELTON dated 04/13/98, and ANTHONY J. ARD dated 04/13/98 as follows:

SECTION FOUR: The gross annual salary compensation of ONE HUNDRED THOUSAND ($100,000) DOLLARS per year for serving as officer and director, with an increase of 10% per year effective the first day of January, 1999, during the term of this contract for employee shall not accrue.

SECTION FIVE: The expenses of the employer shall be equally borne by Douglas A. Stepelton, Kirk J. Girrbach, and Anthony J. Ard, until such time as revenue is produces by the employer to pay for same, not to exceed one (1) year. It is understood and agreed that following the ability of employer to cover company expenses as well as salary payments to Douglas A. Stepelton, Kirk J. Girrbach and Anthony J. Ard in accordance with respective employment agreements with employer, net revenue of employer shall be distributed as follows: one- third (1/3) toward any salary of Douglas A. Stepelton, Kirk J. Girrbach, and Anthony
J. Ard; one-third (1/3) toward any accrued expenses of employer payable to Douglas A. Stepelton, Kirk J. Girrbach, and Anthony J. Ard; and one-third (1/3) toward profits of the employer company.


EMPLOYER:                                               EMPLOYEE:
CAPITAL NETWORK OF AMERICA,                             KIRK J. GIRRBACH
A Nevada Corporation                                    DOUGLAS A. STEPELTON
                                                        ANTHONY J. ARD


BY:/s/Douglas A. Stepelton                              /s/ Kirk J. Girrbach
   ------------------------------------                 ------------------------
   Douglas A. Stepelton, Vice President                     Kirk J. Girrbach
   and Director

                                                        /s/ Douglas A. Stepelton
                                                        ------------------------
                                                            Douglas A. Stepelton


                                                        /s/ Anthony J. Ard
                                                        ------------------------
                                                            Anthony J. Ard

WITNESS:

/s/ David Bawarsky                                      /s/ Andrew D. Smith
---------------------------------------                 ------------------------
    David Bawarsky                                      Andrew D. Smith